UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2007

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, P.O. Box 5625, Norcross, Georgia		30091-5625
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Principal Officers.  On May 31, 2007, Immucor, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things,  that Patrick Waddy will resign from his role as Chief Financial Officer of the Company effective August 31, 2007, to permit Mr. Waddy to spend more time with his family, who live in Canada.  The timing of Mr. Waddy’s resignation will allow him to continue to serve as Chief Financial Officer until after the filing of the Company’s Annual Report on Form 10-K.  The Company has begun a nationwide search for a new Chief Financial Officer.  The Press Release is attached hereto as Exhibit 99.1.

Compensatory Arrangements of Certain Officers.  On May 24, 2007, the Compensation Committee of the Board of Directors of the Company approved the Company’s Fiscal Year 2008 Bonus Plan (the “Bonus Plan”) and Fiscal Year 2008 Long-Term Incentive Awards Plan (the “LTI Plan”).

Under the terms of the Bonus Plan, executive officers, including the Company’s Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and General Counsel, will be eligible to receive cash bonuses based on the Company achieving a target net income established by the Compensation Committee of the Board of Directors on the date the bonus plan was adopted (the “Target Net Income”).

The table below shows the bonus levels that may be awarded to each of the executive officers depending on the amount of the Company’s net income for the year ending May 31, 2008 as compared to the Target Net Income.

If net income is the following	Bonus (as percent of base compensation or salary as of May 31, 2008) will be as follows
percent of target net income*	Chief Executive Officer	Chief Scientific Officer	Chief Financial Officer and General Counsel
<100%	0%	0%	0%
100%	25%	25%	25%
105%	43.75%	37.5%	31.25%
110%	62.5%	50%	37.5%
115%	81.25%	62.5%	43.75%
120% or above	100%	75%	50%

*                 Percentage bonuses will be prorated for in-between percentages.  For example, if net income were 108% of target net income, then the bonus for the Chief Executive Officer would be 55% of base compensation [(43.75%) + (.6 x 18.75%)].

Under the LTI Plan, restricted stock and stock option awards will be granted to eligible employees based on the Company achieving the Target Net Income.  The target value of LTI Plan awards to the Company’s executive officers, which includes the Company’s Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and General Counsel is presented below:

•	Chief Executive Officer	200% of base compensation
•	Chief Scientific Officer	120% of base compensation
•	Chief Financial Officer	120% of base compensation
•	General Counsel	120% of base compensation

The targeted mix of awards is 65% of the target value payable in stock option awards and 35% of the target value payable in restricted stock.

In addition, vice presidents, supervisors, managers and directors will be eligible for cash bonus awards under the Bonus Plan and restricted stock and/or stock option awards under the LTI Plan based on the Company’s achieving Target Net Income, as well as the results of each employee’s individual performance ratings. A separate discretionary bonus pool of $200,000 will also be established that may be used by the Chief Executive Officer to pay additional discretionary cash bonuses to non-executive officers.

The foregoing description is qualified in its entirety by reference to the Fiscal Year 2008 Bonus Plan and Fiscal Year 2008 Long-Term Incentive Awards Plan, which are attached hereto as Exhibit 10.1 and are incorporated by reference herein.

Salary Increases.  Effective June 1, 2007, the annual base compensation for the following executive officers has been increased by 5% to the amount indicated:

Dr. Gioacchino De Chirico	President and CEO	$546,000
Ralph A. Eatz	Senior VP, Chief Scientific Officer	$395,000.

Item 8.01                                             Other Events.

Announcement of Fiscal Year 2008 Revenue and Earnings Guidance.  The Press Release also announced revenue and earnings guidance for the fiscal year ending May 31, 2008.  The Press Release is attached hereto as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(a)  Not applicable.

(b)           Not applicable.

(c)            Not applicable.

(d)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Fiscal Year 2008 Bonus Plan and Fiscal Year 2008 Long-Term Incentive Awards Plan

99.1	Press Release dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: May 31, 2007	By:	/s/ Philip H. Moïse
Philip H. Moïse
Vice President and General Counsel